UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2026

HawkEye 360, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-43266	47-5078666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Springpark Place, Suite 500 Herndon, Virginia, 20170
(Address of Principal Executive Offices, including zip code)
(571) 203-0360
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HAWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2026, the Board of Directors (the “Board”) of HawkEye 360, Inc. (the “Company”) appointed Ambassador William J. Burns as a Board member, effective immediately. Ambassador Burns will serve as a Class II director, with a term expiring at the Company’s 2028 annual meeting of stockholders.

Ambassador Burns has served as Senior Advisor for Global Affairs at Evercore Inc. since June 2025. Previously, he served as Director of the Central Intelligence Agency, from 2021 to January 2025, and as President of the Carnegie Endowment for International Peace, an international affairs think tank, from 2015 to 2021. Prior to these roles, he held various roles in government service, including United States Deputy Secretary of State from 2011 to 2014, Under Secretary of State for Political Affairs from 2008 to 2011, United States Ambassador to Russia from 2005 to 2008, Assistant Secretary of State for Near Eastern Affairs from 2001 to 2005, United States Ambassador to Jordan from 1998 to 2001, and Executive Secretary of the United States Department of State from 1996 to 1998. Ambassador Burns holds a B.A. in History from LaSalle University, and an M.Phil and D.Phil in International Relations from Oxford University.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), Ambassador Burns will receive annual cash compensation of $50,000 for his service on the Board. In addition, Ambassador Burns shall be granted an initial, one-time grant of Restricted Stock Units (“RSUs”) with an aggregate grant date fair value of $400,000 (the “Initial Grant”). The RSUs vest in substantially equal annual installments over a three-year period such that the Initial Grant is fully vested on the third anniversary of the grant date. The Initial Grant will be granted under and subject to terms of the Company’s 2026 Equity Incentive Plan.

Ambassador Burns will also be eligible for equity awards on the same terms as other continuing non-employee members of the Board. Currently, the Policy provides that, on the date of each annual meeting of stockholders of the Company (an “Annual Meeting”), each non-employee director that continues to serve on the Board will automatically be granted RSUs with an aggregate grant date fair value of $200,000 (the “Annual Grant”). The RSUs subject to the Annual Grant vest in full on the earlier of the first anniversary of the grant date or the next Annual Meeting. The Annual Grant will be granted under and subject to terms of the Company’s 2026 Equity Incentive Plan.

All outstanding Initial Grants and Annual Grants held by a non-employee director shall become fully vested and exercisable upon a Change in Control (as defined in the Company’s 2026 Equity Incentive Plan), subject to Ambassador Burns’ Continuous Service (as defined in the Company’s 2026 Equity Incentive Plan) through such date.

Ambassador Burns also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-294965) filed with the Securities and Exchange Commission on May 1, 2026.

There are no arrangements or understandings between Ambassador Burns and any other persons pursuant to which Ambassador Burns was elected as a director. In addition, there are no family relationships between Ambassador Burns and any other director or executive officer of the Company and Ambassador Burns has no direct or indirect material interest in any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 10, 2026, the Company issued a press release announcing the appointment of Ambassador Burns as a director. The press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HawkEye 360, Inc.

Dated: November 10, 2026	By:	/s/ Michael Turner
Michael Turner
Chief Legal Officer